Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254825) of our report dated May 14, 2021 relating to the financial statements of Hims & Hers Health, Inc. (f/k/a Oaktree Acquisition Corp.), as amended, which appear in this Form 10-K/A for the year ended December 31, 2020.

/s/ WithumSmith+Brown, PC

New York, New York

May 14, 2021